UNITED STATES

                          SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.  20549


                                      FORM 8-K


                                   CURRENT REPORT


                       Pursuant to Section 13 or 15(d) of the
                           Securities Exchange Act of 1934



                                    March 13, 1996
                                   (Date of report)



                         AMERICAN RESTAURANT PARTNERS, L.P.
                (Exact name of registrant as specified in its charter)


                                      Delaware
                           (State or other jurisdiction of
                            incorporation or organization)

       1-9606                                                48-1037438
(Commission File Number)                                   (I.R.S. Employer
                                                          Identification No.)



555 North Woodlawn, Suite 3102
Wichita, Kansas                                                      67208
(Address of principal executive offices)                          (Zip-Code)



Registrant's telephone number, including area code         (316) 684-5119






ITEM 2.  ACQUISITION OF ASSETS
         ---------------------

On   March   13,  1996,  American  Restaurant  Partners,  L.P.(the
"Registrant"), through its wholly-owned subsidiary, American Pizza Partners, L.P., purchased a 45% interest in a newly formed limited partnership that will own and operate thirty-three Pizza Hut restaurants in Oklahoma. The name of the new partnership is Oklahoma Magic, L.P. ("Magic"). The remaining ownership interests are held by Restaurant Management Company of Wichita, Inc. (29.25%), an affiliate of the Registrant, Hospitality Group of Oklahoma, Inc. (HGO)(25%), the former owners of the thirty-three Oklahoma restaurants, and RMC American Management, Inc. (RAM)(.75%), the managing general partner of the Registrant. RAM is also the managing general partner of Magic. Magic acquired the operations of the thirty-three Oklahoma restaurants from HGO on March 13, 1996 for an aggregate consideration of approximately $11.6 million consisting of cash, notes, assumption of liabilities and issuance of limited partnership units.

The Registrant paid $3.0 million in cash for its 45% interest in Magic. Intrust Bank in Wichita has interim financed the $3.0 million until such time as permanent financing can be obtained.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION
         -----------------------------------------------------
         AND EXHIBITS
         ------------


(a)  Exhibit No.                 Exhibits
     -----------                 --------
       2 Contribution Agreement, dated as of February 1, 1996, relating to the closing date of March 13, 1996, by and among American Pizza Partners, L.P., Hospitality Group of Oklahoma, Inc., RMC American Management, Inc., Restaurant Management Company of Wichita, Inc. and Oklahoma Magic, L.P.

      99(a)  *      Financial Statements of Hospitality Group of Oklahoma, Inc.

      99(b)  *      Pro forma financial information.









------------------------
      * To be filed as soon as practicable but not later than May 27, 1996.





                                 SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    AMERICAN RESTAURANT PARTNERS, L.P.
                                             (Registrant)
                                    By:  RMC AMERICAN MANAGEMENT, INC.
                                         Managing General Partner


Date:  3/27/96                       By: /s/Hal W. McCoy
      --------                          -------------------
                                         Hal W. McCoy
                                         President and
                                         Chief Executive Officer






Exhibit 2.  CONTRIBUTION AGREEMENT
            ----------------------

      THIS AGREEMENT, is entered into as of the 1st day of February, 1996, among AMERICAN PIZZA PARTNERS, L.P., a Delaware limited partnership (hereinafter "APP"), RESTAURANT MANAGEMENT COMPANY OF WICHITA, INC., a Kansas corporation (hereinafter "RMC"), HOSPITALITY GROUP OF OKLAHOMA, INC., a
Delaware corporation (hereinafter "HGO"), RMC AMERICAN MANAGEMENT, INC., a Kansas corporation, (hereafter "RAM") (APP, RMC, HGO, and RAM collectively, the "Contributors"), and OKLAHOMA MAGIC, L.P., a Kansas limited partnership (the "Partnership"). HOMAYOUN AMINMADANI AND FARZIN FERDOWSI, individuals, resident in Nashville, Tennessee (collectively "Guarantors"), join this Agreement solely with respect to the provisions of ARTICLE III and Section 10.16 hereof.

      WHEREAS, HGO and the Partnership desire to enter into two separate transactions consisting of a taxable sale of an undivided seventy five percent (75%) interest in the Restaurants to the Partnership and a simultaneous tax free contribution of the remaining twenty five percent (25%) interest therein.

      NOW, THEREFORE, in consideration of the mutual covenants and conditions contained herein the parties hereto agree as follows:


                                   ARTICLE I
                      DEFINITIONS; RULES OF CONSTRUCTION

     1.1   Definitions.  The following terms shall have the indicated meanings:

           "Act of Bankruptcy" shall mean if a party hereto or any general partner thereof shall (a) apply for or consent to the appointment of, or the taking of possession by, a receiver, custodian, trustee, or liquidator of itself or of all or a substantial part of its property, (b) admit in writing its inability to pay its debts as they become due, (c) make a general assignment for the benefit of its creditors, (d) file a voluntary petition or commence a voluntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), (e) be adjudicated a bankrupt or insolvent, (f) file a petition seeking to take advantage of any other law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, (g) fail to controvert in a timely and appropriate manner, or acquiesce in writing to, any petition filed against it in an involuntary case or proceeding under the Federal Bankruptcy Code (as now or hereafter in effect), or (h) take any corporate or partnership action for the purpose of effecting any of the foregoing; or if a proceeding or case shall be commenced, without the application or consent of a party hereto or any general partner thereof, in any court of competent jurisdiction seeking (1) the liquidation, reorganization, dissolution or winding-up, or the composition or readjustment of debts, of such party or general partner, (2) the appointment of a receiver, custodian, trustee, or liquidator of such party or general partner or all or any substantial part of its assets, or (3) other similar relief under any law relating to bankruptcy, insolvency, reorganization, winding-up or composition or adjustment of debts, and such proceeding or case shall continue undismissed; or an order (including an order for relief entered in an involuntary case under the Federal Bankruptcy Code, as now or hereafter in effect) judgment or decree approving or ordering any of the foregoing shall be entered and continue unstayed and in effect, for a period of 60 consecutive days.

           "Assignment and Assumption Agreement" shall mean that certain assignment and assumption agreement whereby HGO (a) assigns, and the Partnership assumes, the Operating Agreements that have not been canceled at the Partnership's request, and the Leases, and (b) assigns all of HGO"s right, title, and interest in and to the Intangible Personal Property, to the extent assignable.

           "Authorizations" shall mean all licenses, permits and approvals required by any governmental or quasi-governmental agency, body or officer for the ownership, operation and use of the Restaurants or any part thereof.

           "Bill of Sale [Inventory]" shall mean that certain bill of sale conveying title to the Inventory to the Partnership.

           "Bill of Sale [Personal Property]" shall mean that certain bill of sale conveying title to the Tangible Personal Property, Intangible Personal Property and the Franchise Agreement from HGO to the Partnership.

           "Closing" shall mean the Closing of the contribution of the Restaurants pursuant to this Agreement.

           "Closing Date" shall mean the date on which the Closing occurs.

           "Current Assets" shall mean the cash, change funds, accounts receivable, stocks and bonds, deposits, refunds, prepaid expenses, and similar property of HGO, as determined in accordance with GAAP.

           "Current Liabilities" shall mean the accounts payable, rents payable, current portion of long term debt, and the current portion of capitalized lease obligations payable, as determined in accordance with GAAP.

           "Debt" shall mean the debt of HGO to be assumed by the Partnership in the amount of $5,000,000, which shall consist of two secured loans from FMAC to HGO in the approximate amount of $4,750,000, and one loan from the 120th & MacArthur Partnership relating to the 12101 N. MacArthur Restaurant in the approximate amount of $22,000, which are set forth on Exhibit "D" hereto, and Current Liabilities to the extent of the difference between $5,000,000 and the three assumed loans. It is anticipated that the current liabilities to be assumed, if any, shall be comprised first of unpaid sick pay and vacation pay benefits to terminated employees of HGO hired by the Partnership; then amounts due PHI, PFS, and IPHFHA.

           "Employment Agreements" shall mean all employment agreements, written or oral, between HGO or its managing agent and the persons employed with respect to the Restaurants. A schedule indicating all pertinent information with respect to each Employment Agreement in effect as of the date hereof, name of employee, social security number, wage or salary, accrued vacation benefits, other fringe benefits, etc. will be delivered to the Partnership prior to Closing.

           "Escrow Agent" shall mean a title company acceptable to both the Partnership and HGO.

           "FIRPTA Certificate" shall mean the affidavit of HGO under Section 1445 of the Internal Revenue Code certifying that HGO is not a foreign corporation, foreign partnership, foreign trust, foreign estate or foreign person (as those terms are defined in the Internal Revenue Code and the Income Tax Regulations), in form and substance satisfactory to the Partnership.

           "FMAC" shall mean Franchise Mortgage Acceptance Corporation, HGO's lender.

           "Franchise Agreements" shall mean the Franchise Agreements with Pizza Hut, Inc., as set forth on Exhibit "E" hereto, for the terms, expirations, and royalty fees and covering the counties of Oklahoma described therein.

           "GAAP" means Generally Accepted Accounting Principles, as defined by the American Institute of Certified Public Accountants (AICPA).

           "GP Units" means units of general partnership interest in the Partnership issued to RMC American Management, Inc., the sole general partner of the Partnership. Each GP Unit represents one dollar ($1) of contributed value to the Partnership.

           "Governmental Body" means any federal, state, municipal or other governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

           "HGO's Organizational Documents" shall mean the current Articles of Incorporation and Bylaws of HGO, true and correct copies of which have been delivered to the Partnership.

           "Improvements" shall mean the Restaurants and all other buildings, improvements, fixtures and other items of real estate located on the Land.

           "Intangible Personal Property" shall mean all intangible personal property owned or possessed by HGO and used in connection with the ownership, operation, leasing, occupancy, or maintenance of the Restaurants, including, without limitation, the common law right, if any, to use the trade name "Pizza Hut" and all variations thereof, the Authorizations, escrow accounts, insurance policies, general intangibles, business records, plans and specifications, surveys and title insurance policies pertaining to the Real Property and the Personal Property, all licenses, permits and approvals with respect to the construction, ownership, operation, leasing, occupancy or maintenance of the Restaurants, any unpaid award for taking by condemnation or any damage to the Land by reason of a change of grade or location of or access to any street or highway, excluding (a) any of the aforesaid rights the Partnership elects not to acquire, (b) HGO's cash on hand, in bank accounts and invested with financial institutions, accounts receivable and other Current Assets.

           "Inventory" shall only mean all usable inventory located at the Restaurant of food, paper goods, and cleaning supplies.

           "IPHFHA" shall mean the International Pizza Hut Franchise Holders Association.

           "Land" shall mean those thirty three (33) parcels of leased real estate constituting the Restaurant locations lying and being in Oklahoma, Cleveland, and Canadian Counties, Oklahoma, as more particularly described by street address on Exhibit "A" attached hereto, together with all easements, rights, privileges, remainders, reversions and appurtenances hereunto belonging or in any way appertaining, and all of the estate, right, title, interest, claim or demand whatsoever of HGO therein, in the streets and ways adjacent thereto and in the beds thereof, either at law or in equity, in possession or expectancy, now owned or hereafter acquired.

           "Landlord's Consent" shall mean the written consent of the landlord to the assignment of HGO's leasehold interest in the Real Property to the Partnership on the same terms and conditions of occupancy as possessed by HGO which shall be in a form acceptable to the Partnership.

           "Leases" shall mean those thirty three (33) lease agreements between HGO and the Lessors of the Real Property pursuant to which HGO has the right to possess and occupy the Real Property.

           "Leasehold Assignments" means those documents of conveyance pursuant to which HGO conveys to the Partnership all of its right tile and interest in and to the leasehold estates constituting the Real Property, which shall be in a form acceptable to the Partnership free and clear of all liens and encumbrances subject only to Permitted Title Exceptions. The description of the Land in the Leasehold Assignments shall be by courses and distances and, if there is a discrepancy between the description of the Land attached hereto as Exhibit "A" and the description of the Land as shown on the Survey, the description of the Land in the Leasehold Assignments shall be identical to the description shown on the Survey.

           "Lessee's Leasehold Title Report" shall mean a Lessee's report of leasehold title issued to the Partnership by the Title Company, pursuant to which the Title Company certifies the Partnership's leasehold title to the Real Property (including the marketability thereof) subject only to Permitted Title Exceptions.

           "LP Units" means units of limited partnership interest in the Partnership. Each LP unit represents one dollar ($1) of contributed value to the Partnership.

           "Management Agreement" shall mean that certain management agreement between HGO and the Manager.

           "Manager" shall mean Management Resources Company, LLC.

           "Note" shall mean the Non-negotiable Unsecured Promissory Note issued by the Partnership to HGO as part of the purchase price and shall be in form of Exhibit "F" hereto. Such note shall bear interest at eight percent (8%), shall provide for no payment of principal or interest for twenty four (24) months and thereafter shall provide for a level amortization of principal and accrued interest in twenty (20) equal quarterly payments.

           "Operating Agreements" shall mean the Management Agreement, service contracts and other agreements, if any, in effect with respect to the construction, ownership, operation, occupancy or maintenance of the Restaurants. All of the Operating Agreements in force and effect as of the date hereof will be provided to the Partnership prior to Closing.

           "Outstanding Units" means all of the LP Units and GP Units issued by the Partnership.

           "Permitted Title Exceptions" shall mean those exceptions to title to the Real Property that are satisfactory to the Partnership as determined pursuant to Section 2.3(d). The Debt shall be a Permitted Title Exception.

           "PFS" shall mean Pepsi Food Systems, Inc.

           "PHI" shall mean Pizza Hut, Inc.

           "Purchase   Price"  shall  mean  the  value  of   the   Restaurants
($11,667,000,  which  includes the Purchase Price of  $8,750,250  for  the  75%
interest, and the agreed contribution value of $2,916,750 for the 25% interest), payable in the manner described in Section 2.4.

           "Real Property" shall mean the Land and the Improvements.

           "Restaurants" shall mean collectively the Real Property, the Tangible Personal Property, the Franchise Agreements, and the Intangible Personal Property for all of HGO"s 33 Pizza Hut Restaurants, and with respect to any single Restaurant, such items which are or relate to that single location.

           "Study Period" shall mean the period commencing at 9:00 a.m. on the date hereof, and continuing through 5:00 p.m. on the day which is twenty (20) calendar days thereafter, as to all matters except matters reflected on any title reports or UCC lien searches, for which the Study Period shall continue for ten (10) business days after receipt thereof, if longer, unless otherwise extended by the Partnership, but in no event beyond March 21, 1996.

           "Survey" shall mean the survey prepared pursuant to Section 5.l(d).

           "Tangible Personal Property" shall mean the items of tangible personal property consisting of all furniture, fixtures and equipment situated on, attached to, or used in the operation of the Restaurants excluding only those fixtures owned by the landlords of the Real Property, the use of which is included in the Leases, and all furniture, furnishings, equipment, machinery, small wares, books, records, office equipment, office supplies, and other personal property of every kind used in, or in connection with, the operation of the Restaurants and owned or leased by HGO located in Oklahoma, and the books and records located in Tennessee or elsewhere.

           "Title Company" shall mean a title insurance company selected by the Partnership and authorized to conduct a title insurance business in the State of Oklahoma.

           "Utilities" shall mean public sanitary and storm sewers, natural gas, telephone, public water facilities, electrical facilities and all other utility facilities and services necessary for the operation and occupancy of the Real Property as a Restaurant.

      1.2 Rules of Construction. The following rules shall apply to the construction and interpretation of this Agreement:

           (a) Singular words shall connote the plural number as well as the singular and vice versa, and the masculine shall include the feminine and the neuter.

           (b)   All  references  herein  to  particular  articles,  sections,
subsections,  clauses  or  exhibits  are  references  to  articles,   sections,
subsections, clauses or exhibits of this Agreement.

           (c) The table of contents and headings contained herein are solely for convenience of reference and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

           (d) Each party hereto and its counsel have reviewed and revised (or requested revisions of) this Agreement, and therefore any usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction and interpretation of this Agreement or any exhibits hereto.


                                  ARTICLE II
                                 CONTRIBUTION;
                           PAYMENT OF PURCHASE PRICE

      2.1 Contribution. HGO agrees to contribute, transfer and deliver to the Partnership the undivided twenty five percent (25%) interest and sell to the
Partnership the undivided seventy five percent (75%) interest in the Restaurants, and the Partnership agrees to receive the undivided twenty five percent (25%) interest and to acquire and purchase the undivided seventy five percent (75%) interest in the Restaurants for the Purchase Price and in accordance with the other terms and conditions set forth herein.

      2.2 Study Period. (a) The Partnership shall have the right, until 5:00 p.m. on the last day of the Study Period, and thereafter if the Partnership notifies HGO that the Partnership has elected to proceed to Closing in the manner described below, to enter upon the Real Property and the Restaurants and to perform, at the Partnership's expense, such economic, surveying, engineering, environmental, topographic and marketing tests, studies and investigations as the Partnership may deem appropriate. If such tests, studies and investigations warrant, in the Partnership's sole, absolute and unreviewable discretion, the purchase of the Restaurants for the purposes contemplated by the Partnership, then the Partnership may elect to proceed to Closing and shall so notify HGO prior to the expiration of the Study Period. If for any reason the Partnership does not so notify HGO of its determination to proceed to Closing prior to the expiration of the Study Period, or if the Partnership notifies HGO, in writing, prior to the expiration of the Study Period that it has determined not to proceed to Closing, this Agreement automatically shall terminate, and the Partnership shall be released from any further liability or obligation under this Agreement.

           (b) During the Study Period, HGO shall make available to the Partnership, its agents, auditors, engineers, attorneys and other designees, for inspection copies of all existing architectural and engineering studies, surveys, title insurance policies, zoning and site plan materials, correspondence, environmental audits and other related materials or information if any, relating to the Restaurants or the Real Property which are in, or come into, HGO's possession or control.

           (c) The Partnership, RAM, and RMC shall indemnify and defend HGO against any loss, damage or claim arising from entry upon the Restaurants or the Real Property by the Partnership or any agents, contractors or employees of the Partnership. The Partnership, at its own expense, shall restore any damage to the Real Property caused by any of the tests or studies made by the Partnership.

           (d)   During  the  Study  Period, the  Partnership  shall  cause  an examination of title to the Real Property to be made and UCC searches to be obtained; and, prior to the expiration of the Study Period, shall notify HGO of any defects in title shown by such examination that the Partnership is unwilling to accept. If such defects consist of equipment leases or capital lease obligations, or property taxes, HGO shall pay and discharge (and the Escrow Agent is authorized to pay and discharge at Closing) such defects at Closing. HGO shall cure all other title defects ("Title Problems") provided that HGO shall not be obligated to incur more than $25,000 in the aggregate as the cost of curing Title Problems. Within ten (10) days after such notification, HGO shall notify the Partnership whether HGO is willing to cure such Title Problems. If HGO is willing or obligated to cure such Title Problems, HGO shall act promptly and diligently to cure such Title Problems at its expense. If HGO is unwilling or unable to cure any other such Title
Problems by Closing, the Partnership shall elect (1) to waive such Title Problems and proceed to Closing without any abatement in the Purchase Price,
(2) to extend the Closing for the time reasonably necessary to cure such Title Problems at the Partnership's sole cost and expense and to proceed to Closing as soon as practicable thereafter, or (3) to terminate this Agreement. HGO shall not, after the date of this Agreement, subject the Restaurants to any liens, encumbrances, covenants, conditions, restrictions, easements or other title matters or seek any zoning changes or take any other action which may affect or modify the status of title without the Partnership's prior written consent. All title matters revealed by the Partnership's title examination and not objected to by the Partnership as provided above shall be deemed Permitted Title Exceptions. If the Partnership shall fail to examine title and notify HGO of any such title objections by the end of the Study Period, all such title exceptions (other than those rendering title unmarketable and those that are to be paid at Closing as provided above) shall be deemed Permitted Title Exceptions.

           (e) The Partnership shall be permitted to extend the Study Period for periods of twenty (20) days at a time as long as HGO (or the Title Company) has (1) failed to provide the Partnership with the title information required to be provided hereunder at least ten (10) business days before the end of the Study Period (including extensions thereof); (2) failed to provide the Partnership with any information reasonably requested by it pursuant to this Agreement at least ten (10) business days before the end of the Study Period (including extensions thereof); or (3) failed to cure any title defects which it is obligated or willing to correct. Provided, however, that the Study Period shall not extend beyond March 21, 1996.

      2.4 Payment of Purchase Price. The Purchase Price shall be paid to HGO in the following manner:

           (a) For the undivided twenty five percent (25%) interest in the Restaurants contributed to the Partnership, the Partnership shall pay a portion of the Purchase Price equal to $2,916,750 in the form of 1,667,000 LP Units, having an agreed value of $1,667,000, and assumption of debt of $1,249,750.

           (b) For the undivided seventy five percent (75%) interest in the Restaurants being purchased:

               (1) The Partnership shall pay to HGO at Closing a portion of the Purchase Price in the amount of $3,750,250 in the form of the assumption of the Debt and shall deliver to HGO the Note for $500,000.

               (2) The Partnership shall pay the balance of the Purchase Price (approximately $4,500,000), as adjusted in the manner specified in ARTICLE VI and as set forth below, to HGO or other applicable party at Closing by making a wire transfer of immediately available federal funds to the account of HGO or other applicable party as specified in writing by HGO.

      2.5 Allocation of Purchase Price. The parties agree that the Purchase Price shall be allocated among the various components of the Restaurants in the manner indicated on Exhibit "B" attached hereto.

      2.6   Contribution  of  APP,  RMC, and RAM.   APP,  RMC,  and  RAM  shall
contribute in the aggregate $5,000,000 in cash at Closing and they shall receive in the aggregate 5,000,000 Partnership Units. APP and RMC shall receive LP Units in an amount equal to one (1) Unit for each dollar contributed by them and RAM shall receive GP Units in an amount equal to one (1) Unit for each dollar contributed. The amount of the contribution by each of them shall be as they shall mutually agree, but RAM shall contribute not less than $50,000.


                                  ARTICLE III
                    HGO'S AND GUARANTORS' REPRESENTATIONS,
                           WARRANTIES, AND COVENANTS

     To induce the Partnership to enter into this Agreement and to purchase the Restaurants, HGO and the Guarantors hereby make the following representations, warranties and covenants with respect to the Restaurants and HGO, upon each of which the Guarantors and HGO acknowledge and agree that the Partnership , APP, RMC, and RAM are entitled to rely and has relied:

      3.1 Organization and Power. HGO is a corporation duly formed and validly existing under the laws of the State of Delaware, is qualified to transact business in the State of Oklahoma, and has all requisite powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered on behalf of HGO hereunder. HGO shall deliver at Closing a good standing certificate from the States of Oklahoma and Delaware confirming that as of the Closing Date HGO is in good standing under the laws of the States of Oklahoma and Delaware.

      3.2 Authorization and Execution. This Agreement has been duly authorized by all necessary action on the part of HGO, has been duly executed and delivered by HGO, constitutes the valid and binding agreement of HGO, and is enforceable in accordance with its terms. There is no other person or entity who has an ownership interest in the Restaurants or whose consent is required in connection with HGO's performance of its obligations hereunder except Pizza Hut, Inc. as to the franchise transfer, FMAC as to the two loan assumptions, the 120th and MacArthur Partnership, the Landlord of the Real Property at 12101
N. MacArthur as to the loan assumption, and the Landlords as to the assignment of the leases of the Real Property (to the extent required by the Lease), all of which HGO shall obtain.

      3.3 Noncontravention. The execution and delivery of, and the performance by HGO of its obligations under this Agreement do not, and will not, contravene, or constitute a default under, any provision of applicable law or regulation, of HGO's Organizational Documents or any agreement, judgment, injunction, order, decree or other instrument binding upon HGO, or result in the creation of any lien or other encumbrance on any asset of HGO. There are no outstanding agreements (written or oral) pursuant to which HGO (or any predecessor to or representative of HGO) has agreed to sell or has granted an option or right of first refusal to purchase the Property or any part thereof except Pizza Hut, Inc. which HGO shall cause to have waived.

      3.4 Taxes. All reports and tax returns of HGO required by federal, state, local, and foreign law relating to the Restaurants have been duly filed on a timely basis. All taxes, assessments, rates, fees, duties, levies, and other governmental charges with respect to the Restaurants or their assets, sales, payroll, income, or business operations that are due and payable have been paid. HGO has no knowledge of, nor has it received any notice of, any special taxes or assessments relating to the Restaurants or any part thereof or any planned public improvements that may result in a special tax or assessment against the Restaurants.

      3.5  Compliance with Existing Laws.  To the best of HGO's knowledge,  HGO possesses all Authorizations, each of which is valid and in full force and effect, and no provision, condition or limitation of any of the Authorizations has been breached or violated. HGO has not misrepresented or failed to disclose any relevant fact in obtaining all Authorizations, and HGO has no knowledge of any change in the circumstances under which those Authorizations were obtained that result in their termination, suspension, modification or limitation. HGO has no knowledge, nor has it received notice within the past eight (8) years, of any existing or threatened violation of any provision of any applicable building, zoning, subdivision, food safety, cleanliness, environmental or other governmental ordinance, resolution, statute, rule, order or regulation, including but not limited to those of environmental agencies or insurance boards of underwriters, with respect to the ownership, operation, use, maintenance or condition of the restaurants or any part thereof, or requiring any repairs, clean up, modifications or alterations other than those repairs, clean-ups, modifications or alterations that have been made prior to the date hereof.

      3.6 Operating Agreements. Each of the Operating Agreements may be terminated by HGO or the Partnership in accordance with its terms. HGO has performed all of its obligations under each of the Operating Agreements and no fact or circumstance has occurred which, by itself or with the passage of time or the giving of notice or both, would constitute a default under any of the Operating Agreements. HGO shall not enter into any new management agreement, maintenance or repair contract, supply contract, lease in which it is lessee or other agreements with respect to the Restaurants, nor shall HGO enter into any agreements modifying the Operating Agreements, unless (a) any such agreement or modification will not bind the Partnership or the Restaurants after the date of Closing or (b) HGO has obtained the Partnership's prior written consent to such agreement or modification. HGO agrees to cancel and terminate all of the
Operating Agreements, except those listed on Schedule 3.6, unless the Partnership requests in writing prior to Closing that one or more remain in effect after Closing; provided however, that HGO shall terminate the Management Agreement as of the Closing Date and pay all applicable fees such as termination fees and royalties. HGO shall not default on its obligations under the Management Agreement.

      3.7 Warranties and Guaranties. HGO shall not before or after Closing, release or modify any warranties or guarantees, if any, of manufacturers, suppliers and installers relating to the Improvements and the Personal Property or any part thereof, except with the prior written consent of the Partnership. A complete list of all such warranties and guaranties in effect as of this date will be delivered to the Partnership prior to Closing. All such warranties and guaranties will be assigned to the Partnership.

      3.8 Insurance. To the best of HGO's knowledge, all of HGO's insurance policies are valid and in full force and effect, all premiums for such policies were paid when due. All future premiums for such policies (and any replacements thereof) shall be paid by HGO on or before the due date therefor. HGO shall pay all premiums on, and shall not cancel or voluntarily allow to expire, any of HGO's insurance policies unless such policy is replaced, without any lapse of coverage, by another policy or policies providing coverage at least as extensive as the policy or policies being replaced. The policies of insurance are in amounts and for coverages customary, reasonable, and prudent for the operation of the Restaurants. If the liability policies of HGO are "claims made" policies, then HGO shall provide to the Partnership proof of "tail" insurance for any future liability claims. The property and casualty policies will be canceled at Closing.

      3.9 Condemnation Proceedings; Roadways. HGO has received no notice of any condemnation or eminent domain proceeding pending or threatened against the Restaurants or any part thereof. HGO has no knowledge of any change or proposed change in the route, grade or width of, or otherwise affecting, any street or road adjacent to or serving the Restaurants.

      3.10 Litigation. Except as set forth on Schedule 3.10, there is no action, suit or proceeding pending or known to be threatened against or affecting HGO in any court, before any arbitrator or before or by any Governmental Body which
(a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which HGO is a party or by which it is bound and that is or is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of HGO, (c) could materially and adversely affect the ability of HGO to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Restaurants, any part thereof or any interest therein, (e) the subject matter of which concerns any past or present employee of HGO or the Manager or (f) could otherwise adversely affect the Restaurants, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

      3.11 Labor Disputes and Agreements. To the best of HGO's knowledge, there are no labor disputes pending or threatened as to the operation of the Restaurants or any part thereof. HGO and the Manager are not a party to any union or other collective bargaining agreement with employees employed in connection with the ownership, operation or maintenance of the Restaurants. HGO is not a party to any employment contracts or agreements other than the Employment Agreements, and neither HGO nor the Manager will, between the date hereof and the date of Closing, enter into any new employment contracts or agreements or hire any new management employees except with the prior consent of the Partnership. HGO shall terminate all Restaurant employees as of the Closing Date. The Partnership will not be obligated to give or pay any amount to any employee of HGO or the Manager unless the Partnership elects to hire that employee. The Partnership shall not have any liability under any pension or profit sharing plan, vacation pay plan, sick leave plan, medical insurance plan or other employee benefit ("Employee Plans") that HGO or its Manager may have established with respect to the Restaurants or their or its employees. Attached as Exhibit "G" is a list of Employee Plans, true and correct copies of all such Employee Plans will be provided to the Partnership.

      3.12   Financial  Information.   All  of  HGO's  financial  information,
including, without limitation, all books and records and financial statements ("Financial Information") is correct and complete in all respects and presents fairly and accurately in accordance with GAAP the results of the operations of HGO and the Restaurants for the periods indicated. Since the date of the last financial statement included in HGO's Financial Information, there has been no material adverse change in the financial condition or in the operations of the Restaurants. HGO shall provide the Partnership all Financial Information which it may request.

      3.13 Organizational Documents. HGO's Organizational Documents are in full force and effect and have not been modified or supplemented, and no fact or circumstance has occurred that, by itself or with the giving of notice or the passage of time or both, would constitute a default thereunder.

      3.14 Operation of Restaurants. HGO covenants that between the date hereof and the date of Closing, it will (a) operate the Restaurants only in the usual, regular and ordinary manner consistent with HGO's prior practice, (b) maintain its books of account and records in the usual, regular and ordinary manner, in accordance with sound accounting principles applied on a basis consistent with the basis used in keeping its books in prior years and (c) use all reasonable efforts to preserve intact its present business organization, keep available
the   services  of  its  present  officers  and  employees  and  preserve   its
relationships with suppliers and others having business dealings with it. Except as otherwise permitted hereby, from the date hereof until Closing, HGO shall not take any action or fail to take action the result of which (i) would have a material adverse effect on the Restaurants or the Partnership's ability to continue the operation thereof after the date of Closing in substantially the same manner as presently conducted, (ii) reduce or cause to be reduced any menu prices over which HGO has operational control, or (iii) would cause any of the representations and warranties contained in this ARTICLE III to be untrue as of Closing. HGO shall deliver to the Partnership weekly reports showing the income of the Restaurants individually, together with such periodic information as HGO customarily keeps internally for its own use.

      3.15 Personal Property. All of the Tangible Personal Property, Intangible Personal Property and Inventory being conveyed by HGO to the Partnership are free and clear of all liens and encumbrances and will be so on the date of Closing and HGO has good, merchantable title thereto and the right to convey same in accordance with the terms of the Agreement. All such assets taken together are all of the assets of HGO which are necessary or desirable in the operation of the Restaurants and are sufficient to operate the Restaurants. Between the date hereof and Closing no such Personal Property shall be removed or sold from the Restaurants, except inventory sold in the normal course of business and property losses from breakage or normal wear and tear which are replaced.

           Prior to Closing, HGO and/or NRC shall pay off all amounts due Textron Financial Corporation on any loans or leases of equipment, shall pay off any other equipment leases, shall purchase such equipment, shall cause all liens and other filings to be released, and shall convey such equipment to the Partnership.

      3.16 Bankruptcy.  No Act of Bankruptcy has occurred with respect to HGO.

      3.17 Zoning. The current use and occupancy of the Restaurants for restaurant purposes are permitted as a matter of right as a principal use under all laws applicable thereto without the necessity of any special use permit, special exception or other special permit, permission or consent.

      3.18 Historical Districts.  Neither the Restaurants or any Restaurant, nor
any  portion  thereof,  are   (a) listed, or eligible  to  be  listed,  in  any
national, state or local register of historic places or areas, or (b) located within any designated district or area in which the permitted uses of land located therein are restricted by regulations, rules, or laws other than those specified under local zoning ordinances.

      3.19 Brokerage Commission. HGO has not engaged the services of, nor is it or will it become liable to, any outside real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transactions described herein.

      3.20 Hazardous Substances. HGO has no knowledge: (a) of the presence of any "Hazardous Substances" (as defined below) in, on or under the Restaurants, or any portion thereof, or, (b) of any spills, releases, discharges, or disposal of Hazardous Substances that have occurred or are presently occurring on or onto any Restaurant, or any portion thereof, or (c) of the presence of any PCB transformers serving, or stored in or on, any Restaurant, or any portion thereof, and HGO has no knowledge of any failure to comply with any applicable local, state and federal environmental laws, regulations, ordinances and administrative and judicial orders relating to the generation, recycling, reuse, sale, storage, handling, transport and disposal of any Hazardous Substances (as used herein "Hazardous Substances" shall mean any substance or material whose presence, nature, quantity or intensity of existence, use, manufacture, disposal, transportation, spill, release or effect, either by itself or in combination with other materials is either: (1) potentially injurious to the public health, safety or welfare, the environment or the Property, (2) regulated, monitored or defined as a hazardous or toxic substance or waste by any Environmental Authority, or (3) a basis for liability of the owner of the Restaurants to any Environmental Authority or third party, and Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, crude oil, or any products, by-products or components thereof, and asbestos).

      3.21 Current Assets, Current Liabilities, and Debts. None of the current liabilities due unaffiliated parties is more than sixty (60) days old and no dispute exists as to the amount due or the liability therefor. The two loans with FMAC are current and no default exists with respect thereto and no event has occurred, which with notice, passage of time or both would result in a default thereunder. FMAC will permit the assignment and assumption of such indebtedness by the Partnership (at the Partnership's expense) and on the same terms and conditions as the existing indebtedness and such assignment and assumption will not result in an event of default, or an acceleration of such indebtedness. The loan from the 120th and MacArthur Partnership with respect to leasehold improvements at 12101 N. MacArthur, Oklahoma City, Oklahoma, is current and no event of default has occurred which with notice or the passage of time, or both, would result in a default thereunder. The 120th and MacArthur Partnership will permit the assignment and assumption of such indebtedness by the Partnership and on the same terms and conditions as the existing indebtedness and such assignment and assumption will not result in an event of default, or an acceleration of such indebtedness. HGO is current with respect to all advertising related accounts including its advertising agencies, radio stations, television stations and creative service providers. There are no unpaid accounts payable or other liabilities incurred by any affiliated entity for or on behalf of HGO or related to the Restaurants which are more than sixty (60) days old or which could become a lien on the Restaurants or any of its assets. HGO will cause all accounts payable or other liabilities not assumed by the Partnership to be paid at Closing through the Escrow Agent.

      3.22 Franchise. The Franchises from Pizza Hut, Inc. with respect to the Restaurants are valid and in full force and effect, and HGO is not and will not be in default with respect thereto (with or without the giving of any required notice and/or lapse of time). All obligations to Pizza Hut, Inc., Pepsi Food Services, Inc., or any affiliates of either of them (to the extent related to the Restaurants), and the International Pizza Hut Franchise Holders Association are current and shall remain current to the Closing Date.

      3.23 Access to Books and Records. HGO shall provide access by the Partnership's representatives, to all financial and other information relating to HGO and its affiliates (only to the extent it relates to the Restaurants in the case of the affiliates) which would be sufficient to enable it to prepare audited financial statements for 1994 and 1995, and year to date 1996. HGO and its affiliates shall also provide to the Partnership's representatives a signed representative letter which would be sufficient to enable an independent public accountant to render an opinion on the financial statements related to HGO and the Restaurants.

      3.24 Bulk Sale Compliance. HGO shall indemnify the Partnership against any claim, loss or liability arising under the bulk sales law in connection with the transaction contemplated herein.

      3.25 Sufficiency of Certain Items. The Restaurants contain not less than a sufficient amount of furniture, equipment, small wares, and cooking supplies, and a supply of food inventory, paper goods, cleaning supplies and other such supplies and materials, as are reasonably adequate for the current operation of the Restaurants.

      3.26 Leasehold Title. The Leases are in full force and effect, are not in default and no event has occurred which with notice, the passage of time or
both  would result in an event of default under any of the Leases.   HGO  shall
warrant  the  assignment of its interest in the Leases to the  Partnership  and
shall  use  its  best  efforts to obtain the consent  of  the  Landlords.   The
leasehold interest of HGO is held by it free and clear of all liens, encumbrances, and restrictions except the Permitted Title Exceptions. HGO has, and shall assign to the Partnership, the sole right to occupy the Restaurants, which are subject to its quiet enjoyment. HGO will use its best efforts to obtain executed and recorded Non-Disturbance Agreements with lessor's lenders securing the rights of HGO and the Partnership prior to Closing, and similarly, Memoranda of Lease establishing the rights of HGO have been or prior to
Closing.    HGO shall assign to the Partnership its rights against  PHI  and/or
Pizza Hut of America, Inc. as assignor with respect to the leases of the real property located at 2216 N. Rockwell, Bethany, Oklahoma, and 6324 S. Western, Oklahoma City, Oklahoma.

           Each of the representations, warranties and covenants contained in this ARTICLE III and its various subparagraphs are intended for the benefit of the Partnership and may be waived in whole or in part, by the Partnership, but only by an instrument in writing signed by the Partnership. Each of said representations, warranties and covenants shall survive the closing of the transaction contemplated hereby, and no investigation, audit, inspection, review or the like conducted by or on behalf of the Partnership shall be deemed to terminate the effect of any such representations, warranties and covenants, it being understood that the Partnership has the right to rely thereon and that each such representation, warranty and covenant constitutes a material inducement to the Partnership to execute this Agreement and to close the transaction contemplated hereby and to pay the Purchase Price to HGO.

                                  ARTICLE IV
           PARTNERSHIP'S REPRESENTATIONS, WARRANTIES AND COVENANTS; APP'S AND RMC'S REPRESENTATIONS, WARRANTIES AND COVENANTS

      To induce HGO, APP, and RMC to enter into this Agreement and HGO to sell the Restaurants, the Partnership hereby makes the following representations, warranties and covenants with respect to the Restaurants, upon each of which the Partnership acknowledges and agrees that APP, RMC, and HGO are entitled to rely and have relied:

      4.1 Organization and Power. The Partnership is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Kansas, and has all partnership powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of the Partnership hereunder. A true and correct copy of the Partnership's partnership agreement (the "Partnership's Partnership Agreement") and certificate of limited partnership is attached hereto as Exhibit "C."

      4.2 Noncontravention. The execution and delivery of this Agreement and the performance by the Partnership of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, the Partnership's Partnership Agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon the Partnership or result in the creation of any lien or other encumbrance on any asset of the Partnership.

      4.3 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting the Partnership in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which the Partnership is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of the Partnership, (c) could materially and adversely affect the ability of HGO to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Restaurants, any part thereof or any interest therein or
(e) could adversely affect the Restaurants, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

      4.4 Bankruptcy. No Act of Bankruptcy has occurred with respect to the Partnership.

      4.5 Brokerage Commission. The Partnership has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.

      4.6 Issuance of Units. The LP Units to be delivered to APP, RMC, and HGO at the Closing have been authorized by all necessary action on behalf of the Partnership and upon contribution of the Restaurants by HGO and the cash by APP and RMC to the Partnership in accordance with the terms of this Agreement, will represent validly issued interests in the Partnership in accordance with the terms of the Partnership's Partnership Agreement.

      To induce HGO to enter into this Agreement, APP makes the following representations, warranties and covenants:

      4.7 Organization and Power. APP is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all partnership powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of APP hereunder.

      4.8 Noncontravention. The execution and delivery of this Agreement and the performance by APP of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, APP's Partnership Agreement or any agreement, judgment, injunction, order, decree or other instrument binding upon APP or result in the creation of any lien or other encumbrance on any asset of APP.

      4.9 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting APP in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which APP is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of APP, (c) could materially and adversely affect the ability of HGO to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Restaurants, any part thereof or any interest therein or (e) could adversely affect the Restaurants, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

      4.10 Bankruptcy.  No Act of Bankruptcy has occurred with respect to APP.

      4.11 Brokerage Commission. APP has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.

      4.12  Financial.   APP  has  sufficient funds to  make  the  contribution
required under the Agreement.

      To induce HGO to enter into this Agreement, RMC makes the following representations, warranties and covenants:

      4.13 Organization and Power. RMC is a Kansas corporation duly organized, validly existing and in good standing under the laws of the State of Kansas, and has all corporate powers and all governmental licenses, authorizations, consents and approvals to carry on its business as now conducted and to enter into and perform its obligations under this Agreement and any document or instrument required to be executed and delivered on behalf of RMC hereunder.

      4.14 Noncontravention. The execution and delivery of this Agreement and the performance by RMC of its obligations hereunder do not and will not contravene, or constitute a default under, any provisions of applicable law or regulation, RMC's Articles of Incorporation or Bylaws, or any agreement, judgment, injunction, order, decree or other instrument binding upon RMC or result in the creation of any lien or other encumbrance on any asset of RMC.

      4.15 Litigation. There is no action, suit or proceeding, pending or known to be threatened, against or affecting RMC in any court or before any arbitrator or before any Governmental Body which (a) in any manner raises any question affecting the validity or enforceability of this Agreement or any other agreement or instrument to which RMC is a party or by which it is bound and that is to be used in connection with, or is contemplated by, this Agreement, (b) could materially and adversely affect the business, financial position or results of operations of RMC, (c) could materially and adversely affect the ability of RMC to perform its obligations hereunder, or under any document to be delivered pursuant hereto, (d) could create a lien on the Restaurants, any part thereof or any interest therein or (e) could adversely affect the Restaurants, any part thereof or any interest therein or the use, operation, condition or occupancy thereof.

      4.16 Bankruptcy.  No Act of Bankruptcy has occurred with respect to RMC.

      4.17 Brokerage Commission. RMC has not engaged the services of, nor is it or will it become liable to, any real estate agent, broker, finder or any other person or entity for any brokerage or finder's fee, commission or other amount with respect to the transaction described herein.

      4.18  Financial.   RMC  has  sufficient funds to  make  the  contribution
required under the Agreement.


                                   ARTICLE V
                      CONDITIONS AND ADDITIONAL COVENANTS

      5.1 Partnership's Conditions. The Partnership's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by HGO with the following covenants:

           (a) HGO's Deliveries. HGO shall have delivered to the Escrow Agent or the Partnership, as the case may be, on or before the date of Closing, all of the documents and other information required of HGO pursuant to Section 6.2.

           (b) Representations Warranties and Covenants; Obligations of HGO; Certificate. All of HGO's representations and warranties made in this Agreement shall be true and correct as of the date hereof and as of the date of Closing as if then made, there shall have occurred no material adverse change in the financial condition of the Restaurants since the date hereof, HGO shall have performed all of its covenants and other obligations under this Agreement and HGO shall have executed and delivered to the Partnership at Closing a certificate to the foregoing effect.

           (c) Title to Property. The Partnership shall have evidence that HGO is the sole owner of good and marketable leasehold title to the Real Property and fee simple title to the Inventory and Tangible Personal Property free and clear of all liens, encumbrances, restrictions, conditions and agreements except for Permitted Title Exceptions and any required Landlord's consents. HGO shall not have taken any action from the date hereof and through and including the date of Closing that would adversely affect the status of title to the Real Property.

           (d) Condition of Improvements. The Improvements and the Tangible Personal Property (including but not limited to the mechanical systems, plumbing, electrical, wiring, appliances, fixtures, heating, air conditioning and ventilating equipment, boilers, equipment, roofs, structural members and furnaces) shall be in the same condition at Closing as they are as of the date hereof, reasonable wear and tear excepted. Prior to Closing, HGO shall not have diminished the quality or quantity of maintenance and upkeep services heretofore provided to the Real Property and the Tangible Personal Property and HGO shall not have diminished the Inventory. HGO shall not have removed or caused or permitted to be removed any part or portion of the Real Property or the Tangible Personal Property unless the same is replaced, prior to Closing, with similar items of at least equal quality and acceptable to the Partnership.

           (e) Utilities. All of the Utilities shall be installed in and operating at the Restaurants, and service shall be available for the removal of garbage and other waste from the Restaurants. Between the date hereof and the date of Closing, HGO shall have received no notice of any extraordinary increase or proposed increase in the rates charged for the Utilities from the rates in effect as of the date hereof. The parties contemplated that the Partnership will assume and continue the utility contracts and purchase the utility deposits.

           (f) Land Use. The current use and occupancy of the Restaurants for restaurant purposes are permitted as a matter of right as a principal use under all laws applicable thereto without the necessity of any special use permit, special exception or other special permit, permission or consent.

           (g)   Franchise.   The  Partnership  shall  have  received  a  1990
Superseding Franchise Agreement containing standard terms and conditions from PHI which is not in default and which is not subject to any unusual terms or conditions. The Partnership will use its best efforts to obtain such approval. HGO shall assist the Partnership in respect thereto.

           (h) Consents. HGO shall have used its best efforts to obtain all landlord's consents necessary to the assignment of leases, and shall have obtained the consent of FMAC and the 120th and MacArthur Partnership to the assumption of the debts.

           (i) Franchise Compliance. From the date hereof to and including the Closing Date, HGO shall comply with and perform all of the duties and obligations of franchisee under the Franchise.

           (j) Management Agreement. HGO shall have terminated the Management Agreement in accordance with Section 3.6 and the Partnership shall have received written evidence of such termination. Additionally, the Partnership shall have confirmed that all fees have been paid to the Manager.

      5.2 HGO's Conditions. HGO's obligations hereunder are subject to the satisfaction of the following conditions precedent and the compliance by the Partnership, APP, and RMC with the following covenants and this Agreement:

           (a) APP and RMC have contributed the amounts required to be contributed by them to the Partnership.

           (b) All of APP's, RMC's, and the Partnership's representations and warranties made in this Agreement shall be true and correct as of the date of Closing as if then made.

      5.3 APP's and RMC's Conditions. APP's and RMC's obligations hereunder are subject to the satisfaction of the following condition precedent and the compliance by the Partnership with the following covenants:

           (a) Restaurants. All of the conditions precedent to the performance by the Partnership of its obligations with respect to the purchase of Restaurants have been satisfied.

           (b) HGO. HGO has indicated its intention to perform its obligations hereunder.


                                  ARTICLE VI
                                    CLOSING

      6.1 Closing. Closing shall be held at 10:00 a.m. at the offices of the Escrow Agent in Oklahoma City, Oklahoma, or at a location that is mutually acceptable to the parties, as of the later of (1) five (5) business days after the approval of the transfer of the Franchise Agreements by PHI and the waiver of its right of first refusal; (2) the satisfaction of all conditions precedent to the Partnership's obligation to close, unless extended as otherwise permitted hereunder. Possession of the Restaurants shall be delivered to the Partnership at Closing, subject only to Permitted Title Exceptions.

      6.2 HGO's Deliveries. At Closing, HGO shall deliver to the Partnership all of the following instruments, each of which shall have been duly executed and, where applicable, acknowledged on behalf of HGO and shall be dated as of the date of Closing:

          (a)  The certificate required by Section 5.1(b).

          (b) The Leasehold Assignments, together with appropriate Memoranda of Lease recording the lessee's interest in such lease.

          (c)  The Bill of Sale [Inventory].

          (d)  The Bill of Sale [Personal Property].

          (e)  The Assignment and Assumption Agreement.

          (f) Certificate(s)/Registration of Title for any vehicle owned by HGO and used in connection with the Property.

          (g) The consent of FMAC to the assignment and assumption of the FMAC indebtedness on the same terms and conditions as currently exist.

          (h) A certificate from the State of Oklahoma Tax Commission indicating that all sales tax returns due prior to the Closing Date have been filed and the taxes reflected therein have been paid.

          (i)  The FIRPTA Certificate.

          (j) True, correct and complete copies of all warranties, if any, of manufacturers, suppliers and installers possessed by HGO and relating to the Improvements and the Personal Property, or any part thereof.

          (k)  Certified copies of HGO's Organizational Documents.

          (1) Certificate of good standing for HGO from the States of Oklahoma and Delaware.

          (m)   Appropriate  resolutions  of  the  Board  of  Directors   and
Stockholders of HGO together with all other necessary approvals and consents of HGO, authorizing (1) the execution on behalf of HGO of this Agreement and the documents to be executed and delivered by HGO prior to, at or otherwise in connection with Closing, and (2) the performance by HGO of its obligations hereunder and under such documents.

          (n) A legal opinion from HGO's counsel stating that (1) this Agreement, and each agreement referred to in this Agreement to which HGO shall execute and deliver in connection with the transaction contemplated by this Agreement, have been duly authorized by all necessary action on the part of HGO, have been duly executed and delivered by HGO, constitute the valid and binding agreements of HGO and are enforceable in accordance with their respective terms; (2) to the best of counsel's knowledge, subject to reasonable exceptions, there is no other person or entity who has an ownership interest in the Property or whose consent is required in connection with HGO's performance of its obligations hereunder; and (3) HGO has requisite powers to enter into and perform its obligations hereunder and under any document or instrument required to be executed and delivered by HGO hereunder.

           (o) If the Partnership is assuming HGO's obligations under any or all of the Operating Agreements, the originals of such agreements, duly assigned to the Partnership.

           (p) The written consent of Pizza Hut, Inc. to the transfer of the franchise.

           (q) A written instrument executed by HGO, conveying and transferring to the Partnership all of HGO's right, title and interest in any telephone numbers and facsimile numbers relating to the Restaurants, and, if HGO maintains a post office box, conveying to the Partnership all of its interest in and to such post office box and the number associated therewith, so as to assure a continuity in operation and communication.

           (r) All current real estate and personal property tax bills in HGO's possession or under its control.

           (s) An affidavit from the chief executive officer of HGO setting forth the date through which all employees have been paid and setting forth and describing, in detail, as to each employee, all accrued but unpaid vacation pay and other fringe benefits.

           (t) The consent of the landlords to the assignment and assumption of the leases on the same terms and conditions as currently exist, if obtained.

           (u) An updated schedule of employees, showing salaries and duties with a statement of the length of service of each such employee, brought current to a date not more than 48 hours prior to the Closing.

           (v) A list of HGO's outstanding accounts payable as of 12:00 a.m., Midnight on the date prior to the Closing, specifying the name of each account and the amount due from HGO.

           (w)  All keys for the Restaurants.

           (x) All books, records, operating reports, files and other materials in HGO's possession or control which are necessary in the Partnership's
discretion  to  maintain continuity of operation of the  Restaurants.   At  the
Partnership's election, custody of such books and records may remain with HGO in Nashville, Tennessee at no cost to the Partnership, to be delivered upon demand by the Partnership.

           (y) Written notice executed by HGO notifying all interested parties, that the Restaurants have been conveyed to the Partnership and directing that all invoices, inquiries and the like be forwarded to the Partnership at the address to be provided by the Partnership.

           (z) To the extent permitted under applicable law, documents of transfer necessary to transfer to the Partnership HGO's employment rating for workmens' compensation and state unemployment tax purposes.

           (aa) The Consent of the 120th and MacArthur Partnership to the assignment and assumption of the indebtedness due it by the Partnership on the same terms and conditions as currently exist.

           (ab) Any other document or instrument reasonably requested by the Partnership or required hereby.

      6.3 Partnership's Deliveries. At Closing, the Partnership shall pay or deliver to HGO the following:

           (a) The Purchase Price (less unpaid HGO costs as provided in Section 6.4, net allocable expenses of HGO under Section 6.5 to the extent determinable at Closing, and the amount reserved under Section 6.6 hereof ).

           (b)  The Assignment and Assumption Agreement.

           (c) Any other document or instrument reasonably requested by HGO or required hereby.

        All known adjustments required by this Agreement to the Purchase Price (including under Sections 6.4, 6.5 and 6.6 hereof) shall be shown on the settlement statement (with such supporting documentation as the parties hereto may require being attached as exhibits to the settlement statements) and shall decrease the amount payable by the Partnership pursuant to Section 2.4.

      6.4 Closing Costs. Except as is otherwise provided in ARTICLE VII, each party hereto shall pay its own legal fees and expenses. The Partnership will pay $60,000 of closing costs consisting of the FMAC one percent (1%) assumption fee (approximately $47,500), the PHI transfer fee of $2,500, and additional costs (approximately $10,000) adding up to $60,000 in total. All other costs and expenses of any kind not specifically provided herein shall be paid by HGO.

      6.5 Income and Expense Allocations. All income and expenses with respect to the Restaurants, and applicable to the period of time before and after Closing, determined in accordance with sound accounting principles consistently
applied,  shall  be allocated between HGO and the Partnership.   HGO  shall  be
entitled to all income and responsible for all expenses for the period of time up to but not including the date of Closing, and the Partnership shall be entitled to all income and responsible for all expenses for the period of time from, after and including the date of Closing. Without limiting the generality of the foregoing, the following items of income and expense shall be allocated at Closing:

          (a)  Current and prepaid rents;

          (b)  Real estate and personal property taxes;

          (c) Amounts under the Operating Agreements to be assigned to and assumed by the Partnership; and

          (d) Utility charges (including but not limited to charges for water, sewer and electricity).

           HGO shall pay the terminated employees of HGO all accrued but unpaid wages, vacation pay, sick pay, and similar benefits. As to any such employees immediately hired by the Partnership, at the option of the Partnership, the amounts due such employees for vacation pay and sick pay shall be paid to the Partnership and not to the employee and the Partnership shall credit such employee such amount of vacation pay and sick pay benefit.

           HGO shall be required to pay all sales taxes and similar impositions currently through the date of Closing.

           If accurate allocations cannot be made at Closing because current bills are not obtainable (as, for example, in the case of utility bills or tax bills), the parties shall allocate such income or expenses at Closing on the best available information, subject to adjustment upon receipt of the final bill or other evidence of the applicable income or expense. Any income received or expense incurred by HGO or the Partnership with respect to the Property after the date of Closing shall be promptly allocated in the manner described herein and the parties shall promptly pay or reimburse any amount due. HGO shall pay at Closing its pro rata share of all special assessments and taxes applicable to the Property.

      6.6 Current Assets and Current Liabilities. After the close of business on the night preceding the Closing, representatives of HGO and the Partnership shall jointly take an inventory of all of the Inventory and shall determine the value thereof based on the most recent invoice cost of such item and shall count the change fund in each Restaurant.

            Change funds, cash, Inventory, prepaid utility deposits, and rent deposits of HGO and the net amount, if any, due HGO under the provisions of
Section 6.5 hereof shall be separately purchased by the Partnership and shall be paid for with cash or by the assumption of current liabilities of HGO not otherwise assumed under this Agreement. The remainder of the known current liabilities shall be paid by HGO at Closing by disbursements from the escrow account with funds deposited into the escrow account. In order to protect itself for demands for payment of unpaid current liabilities, the Partnership shall establish a reserve fund of $82,500, which amount shall be withheld from the Purchase Price. No amounts shall be disbursed from such reserve for payment of HGO liabilities without its consent, which consent shall not be unreasonably withheld.

           To the extent not otherwise assumed by the Partnership, any amounts due PHI, PFS, IPHFHA, Ackerman and McQueen Advertising Agency, and the local advertising coop, by HGO shall be withheld from the Purchase Price and paid at Closing, to the extent known.

           All accounts payable of HGO, the Manager (to the extent related to the Restaurants), and any affiliates of HGO (to the extent related to the Restaurants) shall be paid at Closing by the Escrow Agent with the funds deposited by the Partnership. All amounts of $1,000 or more shall be paid by wire transfer; the remainder by HGO's check deposited with the Escrow Agent and disbursed by it.

          Within forty five (45) days of Closing, the Partnership shall prepare a reconciliation of the amounts due HGO under the provisions of Sections 6.5 and 6.6, and an accounting for the reserve fund established to pay HGO accounts payable and shall provide such accounting to HGO, together with a certified check or wire transfer of the undisputed amounts due HGO. If HGO objects to any amounts with held or offset against amounts due it hereunder, then the parties shall negotiate in good faith a resolution of such dispute. If the parties are unable to agree as to the resolution of such dispute, then the matter shall be submitted to arbitration by the Oklahoma City office of the accounting firm of Ernst and Young, LLP, whose determination shall be final, and binding as and between the parties.

           The Partnership shall not purchase and shall not be obligated to collect any accounts receivable, returned check payments, or revenues accrued prior to the Closing Date for HGO, but if the Partnership collects same, such amounts will be promptly remitted to HGO in the form received.


                                  ARTICLE VII
                          CONDEMNATION; RISK OF LOSS

      7.1 Condemnation. In the event of any actual or threatened taking, pursuant to the power of eminent domain, of all or any portion of the Real Property, or any proposed sale in lieu thereof, HGO shall give written notice thereof to the Partnership promptly after HGO learns or receives notice thereof. If all or any part of the Real Property is, or is to be, so condemned or sold, the Partnership shall have the right to terminate this Agreement pursuant to Section 8.3. If the Partnership elects not to terminate this Agreement, all proceeds, awards and other payments arising out of such condemnation or sale (actual or threatened) shall be paid or assigned, as applicable, to the Partnership at Closing.

      7.2 Risk of Loss. The risk of any loss or damage to the Restaurants prior to the Closing shall remain upon HGO. If any such loss or damage occurs prior to Closing, the Partnership shall have the right to terminate this Agreement pursuant to Section 8.3. If the Partnership elects not to terminate this Agreement, all insurance proceeds and rights to proceeds arising out of such loss or damage shall be paid or assigned, as applicable, to the Partnership at Closing.


                                 ARTICLE VIII
               LIABILITY OF PARTNERSHIP; INDEMNIFICATION BY HGO;
                              TERMINATION RIGHTS

      8.1 Liability of Partnership; Indemnification. Except for any obligation expressly assumed or agreed to be assumed by the Partnership hereunder, the Partnership does not assume any obligation of HGO or any liability for claims arising out of any occurrence prior to Closing. The Partnership hereby indemnifies and holds harmless HGO, Homayoun Aminmadani, and Farzin Ferdowsi from and against any and all claims, costs, penalties, damages, losses, liabilities, and expenses (including reasonable attorney's fees) that may at any time be incurred by HGO after Closing as a result of the failure of the Partnership to perform the obligations expressly assumed or agreed to be assumed by the Partnership and for acts or actions of the Partnership after Closing.

      8.2 Indemnification by HGO. HGO hereby indemnifies and holds the Partnership harmless from and against any and all claims, costs, penalties, damages, losses, liabilities and expenses (including reasonable attorneys' fees) that may at any time be incurred by the Partnership, whether before or after Closing, as a result of (1) any breach by HGO of any of its representations, warranties, covenants or obligations set forth herein or in any other document delivered by HGO pursuant hereto, (2) the ownership of or the operation by HGO of the Restaurants prior to the Closing Date (except those obligations of HGO assumed by the Partnership), (3) any acts or actions of HGO whenever occurring, or (4) the failure of any landlord to consent to the assignment of any lease to the Partnership.

     8.3 Termination by Partnership. If any condition set forth herein cannot or will not be satisfied prior to Closing, or upon the occurrence of any other event that would entitle the Partnership to terminate this Agreement and its obligations hereunder, and HGO fails to cure any such matter within ten (10) business days after notice thereof from the Partnership, the Partnership, at its option, may elect either (a) to terminate this Agreement and all other rights and obligations of HGO and the Partnership hereunder shall terminate immediately, (b) to waive its right to terminate and, instead, to proceed to Closing, or (3) seek specific performance of this Agreement. Notwithstanding any termination hereof, the parties shall nevertheless remain liable under Sections 3.19 and 4.5. If the Partnership terminates this Agreement as a consequence of a misrepresentation or breach of a warranty or covenant by HGO, or a failure by HGO to perform its obligations hereunder, the Partnership shall retain all remedies accruing as a result thereof including but not limited to the right to specific performance of this Agreement.

      8.4 Termination by HGO. If, prior to Closing, the Partnership, APP, or RMC defaults in performing any of its obligations under this Agreement (including its obligation to purchase the Restaurants), and the Partnership fails to cure any such default within ten (10) business days after notice thereof from HGO, then HGO, at its option, may elect either (a) to terminate this Agreement and all other rights and obligations of HGO and the Partnership hereunder shall terminate immediately, (b) to waive its right to terminate and, instead, to proceed to Closing, or (c) seek specific performance of this
Agreement. Notwithstanding any termination hereof, the parties shall nevertheless remain liable under Sections 3.19 and 4.5. If HGO terminates this Agreement as a consequence of a misrepresentation or breach of a warranty or covenant by the Partnership, APP, or RMC, or a failure by the Partnership, APP, or RMC to perform its obligations hereunder, HGO shall retain all remedies accruing as a result thereof including but not limited to the right to specific performance of this Agreement against such defaulting party.


                                  ARTICLE IX
                            SECURITIES LAW MATTERS

     9.1  Acknowledgments.  APP, RMC, and HGO acknowledge that:

           (a) The Units have not been registered under the Securities Act of 1933, as amended, or the securities laws of any state, and have not been approved or disapproved by the Securities and Exchange Commission or any state agency;

           (b) Neither the Securities and Exchange Commission nor any state agency have passed upon the accuracy or adequacy of the statements and disclosures made by the General Partner to the Contributors;

           (c) The sale or other transfer of Units is subject to severe restrictions;

           (d) The Contributors must bear all economic risks associated with an investment in the Partnership, and that while any economic illustrations furnished are based upon the General Partner's good faith estimates, those illustrations are based upon numerous assumptions many of which are of necessity speculative in nature, and no assurance can be given that the actual results will correspond materially with the results contained therein, and will, in fact, vary therefrom;

           (e) The Partnership has not yet commenced operations and has no financial or operating history; and

           (f) An affiliate of the General Partner will receive a management fee based on the gross receipts received by the Partnership from each Restaurant regardless of whether the Partnership's operations are profitable.

      9.2   Representations.   APP,  RMC and HGO each  represent,  warrant  and
covenant (solely as to itself) to the Partnership to induce the Partnership to enter into this Agreement:

           (a) That such Contributor is willing and able to bear the economic risk of an investment in the Partnership;

           (b) That such Contributor understands that an investment in the Partnership involves significant risks; has taken full cognizance of and understands the risks associated with an investment in the Partnership and has evaluated the same; and that such Contributor is able to sustain a complete loss of this investment;

           (c) That such Contributor has substantial experience in making investment decisions of this type;

           (d) That the Units being purchased will be acquired for investment for such Contributor's own account and not with a view to the offer for sale, or the distribution or other transfer thereof, and that such Contributor is not participating, directly or indirectly, in an underwriting of any such distribution or transfer;

           (e) That such Contributor has such knowledge and experience in financial and business matters, and such experience and skill in investments based upon actual participation, that such Contributor is capable of evaluating the merits and risks of an investment in the Partnership;

           (f) That any and all questions concerning the purchase of Units have been answered to the full and complete satisfaction of such Contributor;

           (g) That any and all documents which the Contributor has requested relating to any investment in the Partnership have been furnished;

           (h) That such Contributor is an "accredited investor" as that term is defined in Rule 501(a) of the Securities and Exchange Commission


                                   ARTICLE X
                           MISCELLANEOUS PROVISIONS

      10.1 Completeness; Modification. This agreement constitutes the entire agreement between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior discussions, understandings, agreements and negotiations between the parties hereto. This Agreement may be modified only by a written instrument duly executed by the parties hereto.

      10.2 Assignments. APP and RMC may assign all or any part of their rights hereunder to another investor without the consent of HGO or the Partnership.

      10.3 Successors and Assigns. This Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

      10.4 Days. If any action is required to be performed, or if any notice, consent or other communication is given, on a day that is a Saturday or Sunday or a legal holiday in the jurisdiction in which the action is required to be performed or in which is located the intended recipient of such notice, consent or other communication, such performance shall be deemed to be required, and such notice, consent or other communication shall be deemed to be given, on the first business day following such Saturday, Sunday or legal holiday. Unless otherwise specified herein, all references herein to a "day" or "days" shall refer to calendar days and not business days.

      10.5 Governing Law. This Agreement and all documents referred to herein shall be governed by and construed and interpreted in accordance with the laws of the State of Oklahoma.

      10.6 Counterparts. To facilitate execution, this Agreement may be executed in as many counterparts as may be required. It shall not be necessary that the signature on behalf of both parties hereto appear on each counterpart hereof. All counterparts hereof shall collectively constitute a single agreement.

      10.7 Severability. If any term, covenant or condition of this Agreement, or the application thereof to any person or circumstance, shall to any extent be invalid or unenforceable, the remainder of this Agreement, or the application of such term, covenant or condition to other persons or circumstances, shall not be affected thereby, and each term, covenant or condition of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

      10.8 Costs. Regardless of whether Closing occurs hereunder, and except as otherwise expressly provided herein, each party hereto shall be responsible for
its   own  costs  in  connection  with  this  Agreement  and  the  transactions contemplated hereby, including without limitation fees of attorneys, engineers and accountants.

      10.9 Notices. All notices, requests, demands and other communications hereunder shall be in writing and shall be delivered by hand, transmitted by facsimile transmission, sent prepaid by Federal Express (or a comparable overnight delivery service) or sent by the United States mail, certified, postage prepaid, return receipt requested, at the addresses and with such copies as designated below. Any notice, request, demand or other communication delivered or sent in the manner aforesaid shall be deemed given or made (as the case may be) when actually delivered to the intended recipient.

     If to HGO:          Homayoun Aminmadani
                         761 Old Hickory Blvd., Suite 400
                         Brentwood, TN 37027
                         Fax # 615/377-3551

     with a copy to:     James R. Kelley
                         Neal & Harwell
                         2000 First Union Tower
                         150 Fourth Avenue North
                         Nashville, TN 37219
                         Fax # 615/726-0573

     If  to APP, RMC, or the Partnership:

                         c/o Hal W. McCoy
                         Restaurant Management Company of Wichita, Inc. 555 N. Woodlawn, Suite 3102
                         Wichita, Kansas  67208
                         Fax # 316/684-9780

     with a copy to:     Harvey R. Sorensen
                         Foulston and Siefkin
                         100 N. Broadway, Suite 700
                         Wichita, Kansas  67202
                         Fax # 316/267-6345

or to such other address as the intended recipient may have specified in a notice to the other party. Any party hereto may change its address or designate different or other persons or entities to receive copies by notifying the other party and the Escrow Agent in a manner described in this Section.

      10.10 Incorporation by Reference. All of the exhibits attached hereto are by this reference incorporated herein and made a part hereof.

      10.11     Survival.  All of the representations, warranties, covenants and
agreements  of   HGO, APP, RMC,  and the Partnership made in, or  pursuant  to, this Agreement shall survive Closing and shall not merge into any document or instrument executed and delivered in connection herewith.

      10.12 Further Assurances. HGO and the Partnership each covenant and agree to sign, execute and deliver, or cause to be signed, executed and delivered, and to do or make, or cause to be done or made, upon the written request of the other party, any and all agreements, instruments, papers, deeds, acts or things, supplemental, confirmatory or otherwise, as may be reasonably required by either party hereto for the purpose of or in connection with consummating the transactions described herein.

      10.13 Time of Essence. Time is of the essence with respect to every provision hereof.

      10.14      Confidentiality.   The  parties  and  their  representatives,
including any brokers or other professionals representing HGO, shall keep the existence and terms of this Agreement strictly confidential, except to the extent disclosure is compelled by law, and then only to the extent of such compulsion. The parties acknowledge that APP is obligated by law to make an announcement of its participation in this Agreement when executed, and to make certain filings with the Securities and Exchange Commission.

      10.15 Marketing. HGO shall not market the Restaurants in any way subsequent to the date hereof unless this Agreement has been terminated in accordance with the provisions hereof.

      10.16 Guaranty. As an additional inducement to the Partnership to enter into this Agreement, Guarantors agree to jointly and severally unconditionally guaranty the full, complete and prompt performance by HGO of each and all of its obligations and covenants contained herein including but not limited to the obligation to convey the Restaurants hereunder as set forth in ARTICLES II and VI hereof and the obligation of indemnity set forth in ARTICLE VIII hereof. Such guaranty obligation shall survive the Closing for a period of one (1) year as to all matters, except as to the title of any assets conveyed to the Partnership, and any liability to Textron Financial Services, Inc., for which the guaranty shall continue in perpetuity, unless solely as to any particular leasehold interest there shall be no obligation of indemnity regarding the title to the leasehold estate, if prior to Closing, HGO obtains an enforceable Landlord's Estoppel Certificate to the extent of any claim bound by such Estoppel Certificate prior to Closing.

      10.17 Arbitration. Other than an action for Specific Performance by the Partnership as provided in Sections 8.3 and 8.4, the parties agree that they will not file any lawsuits against each other and shall submit any claims or their grievances to mandatory and binding arbitration. Any controversy arising out of, or relating to, this Agreement or any modification or extension thereof shall be settled by arbitration in Wichita, Kansas, in accordance with the rules, regulations, and precepts then existing of the American Arbitration Association ("AAA") in connection with commercial arbitration and the United States Arbitration Act.

      10.18      Health  Insurance.  If the Partnership chooses to  employ  any
employees  of  HGO  who  were  covered  by  health  insurance  and  under   the
Partnership's employee benefit program such employees are or, at their election, may be covered by health insurance, then the Partnership will use its best efforts to cause the insurer to waive any pre-existing medical conditions of the covered employees and their families.

      IN  WITNESS WHEREOF, the parties hereto have caused this Agreement to  be
executed   in   their   names   individually  and  by   their   duly-authorized
representatives.


                              CONTRIBUTORS:

                              AMERICAN PIZZA PARTNERS, L.P.

                              By:  RMC American Management Co., Inc.,
                                   its General Partner

                                   /s/Hal W. McCoy
                                   _____________________________________
                                   Hal W. McCoy, President

                              RESTAURANT  MANAGEMENT
                              COMPANY OF WICHITA, INC.

                                   /s/Hal W. McCoy
                              By:  ____________________________________
                                   Hal W. McCoy, President




                              HOSPITALITY GROUP OF OKLAHOMA, INC.

                                   /s/Homayoun Aminmadani
                              By:  ____________________________________
                                   Homayoun Aminmadani, President




                              PARTNERSHIP:

                              OKLAHOMA MAGIC, L.P.,
                              a Kansas limited partnership

                              By:  RMC American Management, Inc.,
                                   its General Partner

                                        /s/Hal W. McCoy
                                   By:  ______________________________
                                        Hal W. McCoy, President


                              /s/Homayoun Aminmadani
                              __________________________________________
                              Homayoun Aminmadani

                              /s/Farzin Ferdowsi
                              __________________________________________
                              Farzin Ferdowsi






                                   EXHIBITS:


          Exhibit "A"    Description of Land
          Exhibit "B"    Allocation of Purchase Price
          Exhibit "C"    Partnership's Partnership Agreement
          Exhibit "D"    HGO Debt Assumed by Partnership
          Exhibit "E"    Pizza Hut Franchise Agreements
          Exhibit "F"    Form of Non-negotiable Unsecured Promissory Note
          Exhibit "G"    Employee Plans


          Schedule 3.6   Operating Agreements Not Being Canceled
          Schedule 3.10  Litigation